                          STOCKHOLDER TENDER AGREEMENT


                 STOCKHOLDER TENDER AGREEMENT, dated as of July 14, 1997 (this "Agreement"), by and among the persons or entities designated as Stockholders on the signature pages hereto (the "Stockholders" and each a "Stockholder"), Chancellor Broadcasting Company, a Delaware corporation ("Chancellor"), Evergreen Media Corporation, a Delaware corporation (Evergreen, and together with Chancellor, "Parents"), and Morris Acquisition Corporation, a Delaware corporation ("Merger Sub"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

                 WHEREAS, the Stockholders collectively own of record and beneficially certain shares of common stock, par value $.01 per share (the "Company Common Stock"), of Katz Media Group, Inc., a Delaware corporation (the "Company"), each Stockholder, respectively, owning of record and/or beneficially the number of shares of Company Common Stock set forth next to its name on Annex A attached hereto and incorporated by reference herein (such Stockholder's shares, together with any other voting or equity securities of the Company hereafter acquired by such Stockholder prior to the termination of this Agreement, being referred to collectively as the "Shares"); and

                 WHEREAS, concurrently with the execution of this Agreement, Parents, Merger Sub and the Company, are entering into a Merger Agreement, dated as of the date hereof (as amended from time to time, the "Merger Agreement"), which provides, among other things, that, upon the terms and subject to the conditions therein, Merger Sub will make a cash tender offer (the "Offer") for all outstanding shares of Company Common Stock and will merge with and into the Company (the "Merger"); and

                 WHEREAS, as a condition to the willingness of Parents and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have requested that the Stockholders agree, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Stockholders have agreed, to enter into this Agreement; and

                 WHEREAS, prior to the execution and delivery of this Agreement by the parties hereto, the disinterested directors of and the entire Board of Directors of the Company have approved the execution and delivery of this Agreement and the terms hereof pursuant to Section 203 of the DGCL.

                 NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

                 Section 1. Representations and Warranties of the Stockholders. Each Stockholder represents and warrants to Parents and Merger Sub, severally as to itself and with respect to its Shares, as follows:

                          (a)     Such Stockholder is the beneficial owner (as
defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which definition will apply for all purposes of this Agreement) of, and has good title to, all of its Shares, and there exist no liens, claims, security interests, options, proxies, voting agreements, charges or encumbrances of whatever nature ("Liens") affecting its Shares, except for Liens created pursuant to the Shareholder Agreement, dated as of August 1, 1994, among the Stockholders and certain other parties thereto (as amended, the "Stockholders Agreement").

                          (b)     Assuming that Merger Sub acquired its
interest in the Shares in good faith and without notice of any adverse claim (within the meaning of Section 8-302 of the Uniform Commercial Code as in effect in the State of New York), upon the transfer to Merger Sub by such Stockholder of its Shares upon consummation of the Offer or the Merger (whichever is earlier), Merger Sub will acquire all of such Stockholder's rights in such Stockholder's Shares, free of any adverse claim.

                          (c)     Such Stockholder's Shares constitute all of
the shares of Common Stock beneficially owned, directly or indirectly, by such Stockholder.

                          (d)     The execution and delivery of this Agreement
by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder will not, constitute a violation of, conflict with, result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the creation of any Lien on any of such Stockholder's Shares under (i) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder is bound, (ii) any judgment, writ, decree, order or ruling applicable to such Stockholder, or (iii) the organizational documents of such Stockholder.

                          (e)     Such Stockholder has full power and authority
to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other actions on the part of such Stockholder. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent that enforceability may be limited by applicable law.

                          (g)     Neither the execution and delivery of this
Agreement nor the performance by such Stockholder of its obligations hereunder will (i) violate any order, writ, injunction or judgment applicable to such Stockholder or (ii) violate any law, decree, statute, rule or regulation applicable to such Stockholder or require any consent, authorization or approval of, filing with or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") or the federal securities laws.

                 Section 2. Representations and Warranties of Parent. Parents severally represent and warrant to the Stockholders as follows:

                          (a)     Each Parent is (i) duly organized and validly
existing and in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (iii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by each Parent and constitutes the legal, valid and binding several obligation of each Parent, enforceable against each Parent in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, organization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                          (b)     The execution and delivery of this Agreement
by each Parent does not, and the performance by each Parent of its obligations hereunder will not, constitute a violation of, conflict with, or result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, its certificate of incorporation or bylaws or any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which each Parent is a party or by which each Parent is bound or any judgment, writ, decree, order or ruling applicable to each Parent.

                          (c)     Neither the execution and delivery of this
Agreement nor the performance by each Parent of its obligations hereunder will violate any order, writ, injunction, judgment, law, decree, statute, rule or regulation applicable to each Parent or require any consent, authorization or approval of, filing with, or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the HSR Act or the federal securities laws.

                 Section 3. Representations and Warranties of Merger Sub. Merger Sub represents and warrants to the Stockholders as follows:

                          (a)     Merger Sub is (i) duly organized and validly
existing and in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (iii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by Merger Sub and constitutes the legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, organization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                          (b)     The execution and delivery of this Agreement
by Merger Sub does not, and the performance by Merger Sub of its obligations hereunder will not, constitute a violation of, conflict with, or result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, its certificate of incorporation or bylaws or any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Merger Sub is a party or by which Merger Sub is bound or any judgment, writ, decree, order or ruling applicable to Merger Sub.

                          (c)     Neither the execution and delivery of this
Agreement nor the performance by Merger Sub of its obligations hereunder will violate any order, writ, injunction, judgment, law, decree, statute, rule or regulation applicable to Merger Sub or require any consent, authorization or approval of, filing with, or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the HSR Act or the federal securities laws.

                 Section 4.       Tender of Shares.

                          (a)     During the term of this Agreement, each
Stockholder hereby agrees to tender and sell (and not withdraw) pursuant to and in accordance with the terms of the Offer all of such Stockholder's Shares. Upon the purchase of all Shares owned by a Stockholder pursuant to the Offer in accordance with this Section 4(a), this Agreement shall terminate solely with respect to such Stockholder. Notwithstanding the provisions of this Section 4(a), in the event any Stockholder withdraws such Stockholder's Shares from the Offer for any reason or any such Shares are not purchased pursuant to the Offer, such Shares shall remain subject to the terms of this Agreement. Each Stockholder acknowledges that Merger Sub's obligation to accept for payment and pay for the Shares in the Offer is subject to all the terms and conditions of the Offer.

                          (b)     Each Stockholder hereby agrees to permit
Parents and Merger Sub to publish and disclose in the Offer Documents and, if approval of the stockholders of the Company is required under applicable law, in the Proxy Statement, including all documents and schedules filed with the SEC, its identity and ownership of Company Common Stock and the nature of its commitments, arrangements and understandings under this Agreement.

                 Section 5. Transfer of the Shares. During the term of this Agreement, except as otherwise provided herein, no Stockholder shall (a) offer to sell, sell, pledge or otherwise dispose of or transfer any interest in or encumber with any Lien any of such Stockholder's Shares, except for transfer or sale to any affiliate of such Stockholder who agrees to be bound by this Agreement, (b) deposit such Stockholder's Shares into a voting trust, enter into a voting agreement or arrangement with respect to such Shares or grant any proxy or power of attorney with respect to such Shares, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment or other disposition of or transfer of any interest in or the voting of any shares of Company Common Stock or any other securities of the Company.

                 Section 6. No Solicitation. During the term of this Agreement, each Stockholder agrees, in its capacity as such, not to directly or indirectly, initiate, solicit (including by way of furnishing information), encourage or respond to or take any other action knowingly to facilitate, any inquiries or the making of any proposal by any person or entity (other than Parent or any affiliate of Parent) with respect to the Company that reasonably may be expected to lead to a Takeover Proposal, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain any Takeover Proposal, or agree to or endorse any Takeover Proposal, or authorize or permit any person or entity acting on behalf of such Stockholder to do any of the foregoing. If any Stockholder receives any Takeover Proposal, such Stockholder agrees to promptly notify Parent of that inquiry or proposal and the details thereof.

                 Section 7. Waiver of Appraisal Rights. Each Stockholder hereby irrevocably waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

                 Section 8. Voting of Shares. During the term of this Agreement, each Stockholder in its capacity as such hereby agrees to vote each of its Shares at any annual, special or adjourned meeting of the stockholders of the Company (a) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval and adoption of the terms thereof and hereof; (b) against any action or agreement that would result in a breach in any respect of any covenant, agreement, representation or warranty of the Company under the Merger Agreement; and (c) against the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or one of its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (iii) (A) any change in a majority of the persons who constitute the board of directors of the Company as of the date hereof; (B) any change in the present capitalization of the Company or any amendment of the Company's certificate of incorporation or bylaws, as amended to date; (C) any other material change in the Company's corporate structure or business; or (D) any action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Merger and the other transactions contemplated by this Agreement and the Merger Agreement.

                 Section 9. Enforcement of the Agreement. Each Stockholder acknowledges that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Merger Sub will be entitled (i) to an injunction or injunctions to prevent breaches of this Agreement and (ii) to specifically enforce the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

                 Section 10. Adjustments. The number and type of securities subject to this Agreement will be appropriately adjusted in the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like or any other action that would have the effect of changing any Stockholder's ownership of the Company's capital stock or other securities.

                 Section 11. Termination. This Agreement will terminate on the earlier of (a) the purchase of all the Shares pursuant to the Offer in accordance with Section 4 and (b) the date on which the Merger Agreement is terminated in accordance with its terms. Notwithstanding the foregoing and any such termination, in the event (A) the Stockholder disposes of its Shares in breach of this Agreement or (B) the Merger Agreement is terminated (i) pursuant to the provisions of Section 9(h) or (j) of the Merger Agreement and at any time within twelve months of the date hereof a Stockholder or any of its Affiliates disposes of any interest in the Shares to a party other than any Affiliate of Stockholder, Parents or any of their Affiliates, or (ii) in any other circumstance in which a fee is payable to Parents or Merger Sub under
Section 10.3(b)(i) of the Merger Agreement and at any time within twelve months of the date hereof a Stockholder or any of its Affiliates disposes of any interest in the Shares to a party other than any Affiliate of Stockholder, Parents or any their Affiliates but while the circumstances described in
Section 10.3(b)(i)(A) are pending, then in each case of (A) or (B) such Stockholder shall pay promptly following receipt by such Stockholder or any of its Affiliates, to Parents as they jointly direct, (x) 100% of any consideration received by it for such interest in such Shares so disposed that exceeds $11.00 per share up to $13.00 per share and (y) 75% of any consideration received by it for such interest in such Shares so disposed that exceeds $13.00 per share. All terms hereof pertinent to this obligation shall survive such termination.

                 Section 12. Expenses. All fees and expenses incurred by any of the parties hereto shall be borne by the party incurring such fees and expenses.

                 Section 13. Brokerage. Except as disclosed in the Merger Agreement (including the Schedules thereto), each party represents and warrants to the others that there are no claims for finder's fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby, and each party agrees to indemnify and hold harmless the other parties from and against any and all claims or liabilities for finder's fees or brokerage commissions or other like payments incurred in connection with the transactions contemplated hereby.

                 Section 14.       Miscellaneous.

                          (a)     All representations and warranties contained
herein shall survive for one (1) year after the termination hereof.

                          (b)     Any provision of this Agreement may be waived
at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or supplement shall be effective unless in writing signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                          (c)     This Agreement contains the entire agreement
among Parent, Merger Sub and the Stockholders with respect to the subject matter hereof, and supersedes all prior agreements among Parent, Merger Sub and the Stockholders with respect to such matters. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the delivery of a written agreement executed by the parties hereto.

                          (d)     This Agreement shall be governed by and
construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in that state.

                          (e)     Each party hereto hereby irrevocably submits
to the exclusive jurisdiction of any federal or state court located within the State of Delaware over any dispute arising out of or relating to this Agreement and waives any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any state or federal court of competent jurisdiction in the State of Delaware, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against a party hereto with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Delaware, and each party hereto hereby irrevocably waives any right which it may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. Each of the parties hereto consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 14(g) hereof.

                          (f)     The descriptive headings contained herein are
for convenience and reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                          (g)     All notices and other communications
hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                 If to a Stockholder to such Stockholder at the address listed below such Stockholder's name on Annex A hereto.

                 If to Parents or Merger Sub to:

                 Evergreen Media Corporation
                 433 East Las Colinas Boulevard
                 Suite 1130
                 Irving, Texas 75039
                 Attention:  Scott K. Ginsburg
                 Chairman, President and Chief Executive Officer
                 Telecopier:  (972) 432-0754

                 and to

                 Chancellor Broadcasting Company
                 12655 North Central Expressway
                 Suite 405
                 Dallas, Texas  75243
                 Attn:  Steven Dinetz
                 Telecopy:  (972) 239-0220

                 with a copy to:

                 Latham & Watkins
                 1001 Pennsylvania Avenue, N.W.
                 Suite 1300
                 Washington, D.C.  20004-2505
                 Attention:  Eric L. Bernthal, Esq.
                 Telecopier:  (202) 637-2201

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

                          (h)     This Agreement may be executed in any number
of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

                          (i)     This Agreement is binding upon and is solely
for the benefit of the parties hereto and their respective successors, legal representatives and assigns. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties hereto without the prior written consent of the other parties, except that Merger Sub shall have the right to assign to either Parent or any other direct or indirect wholly owned Subsidiary of either Parent any and all rights and obligations of Merger Sub under this Agreement, including the right to purchase Shares tendered by any

Stockholder pursuant to the terms hereof and the Offer, provided that any such assignment shall not relieve Merger Sub from any of its obligations hereunder.

                          (k)     All rights, powers and remedies provided
under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by either party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                 IN WITNESS WHEREOF, each of the parties hereto as caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDERS:                     DLJ MERCHANT BANKING PARTNERS, L.P.,

                                  By:      DLJ MERCHANT BANKING, INC.,
                                           Managing General Partner


                                           By:/s/ THOMPSON DEAN
                                              --------------------------------
                                              Name:  Thompson Dean
                                              Title: Managing Director

                                  By:      DLJ INTERNATIONAL PARTNERS, C.V.

                                           By:     DLJ MERCHANT BANKING, INC.,
                                                   Advisory General Partner

                                                   By:/s/ THOMPSON DEAN
                                                      ------------------------
                                                      Name:  Thompson Dean
                                                      Title: Managing Director

                                  By:      DLJ OFFSHORE PARTNERS, C.V.

                                           By:     DLJ MERCHANT BANKING, INC.,
                                                   Advisory General Partner

                                                   By:/s/ THOMPSON DEAN
                                                      ------------------------
                                                      Name:  Thompson Dean
                                                      Title: Managing Director

                                  By:      DLJ MERCHANT BANKING FUNDING, INC.

                                           By:/s/ IVY DODES
                                              --------------------------------
                                              Name:  Ivy Dodes
                                              Title: Vice President


                                  By:      DLJ FIRST ESC, L.L.C.

                                           By:     DLJ LBO PLANS MANAGEMENT
                                                   CORPORATION

                                                   By:/s/ IVY DODES
                                                      ------------------------
                                                      Name:  Ivy Dodes
                                                      Title: Vice President

PARENTS:                          EVERGREEN MEDIA CORPORATION


                                  By:/s/ SCOTT K. GINSBURG
                                     ---------------------------------
                                           Name: Scott K. Ginsburg
                                           Title: Chairman of the Board,
                                                  President and Chief Executive
                                                  Officer


                                  CHANCELLOR BROADCASTING COMPANY



                                  By:/s/ ERIC C. NEUMAN
                                     ---------------------------------
                                           Name: Eric C. Neuman
                                           Title: Vice President

MERGER SUB:                       MORRIS ACQUISITION CORPORATION


                                  By:/s/ SCOTT K. GINSBURG
                                     ---------------------------------
                                           Name: Scott K. Ginsburg
                                           Title: President and Chief Executive
                                                  Officer

                                    ANNEX A


Stockholder                                                         Number of
-----------                                                         ---------
Shares
------
DLJ Merchant Banking Partners, L.P.                                 3,133,989
277 Park Avenue
New York, New York 10172

DLJ International Partners, C.V.                                    1,406,735
John B. Gorsiraweg 6
Willemstad, Curacao
Netherlands Antilles

DLJ Offshore Partners, C.V.                                            81,562
John B. Gorsiraweg 6
Willemstad, Curacao
Netherlands Antilles

DLJ Merchant Banking Funding, Inc.                                  1,291,147
277 Park Avenue
New York, New York 10172

DLJ First ESC, L.L.C.                                                 753,235
277 Park Avenue
New York, New York 10172